SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HORIZON OFFSHORE, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                 [HORIZON LOGO]

To our stockholders:

     You are cordially invited to our 1999 annual meeting of stockholders to be held in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas, on Thursday, May 6, 1999, at 10:00 a.m. Central Time.

     The attached notice of annual meeting and proxy statement describe the matters to be transacted at the meeting, which include the election of one director and such other business as may properly come before the meeting.

     Our board has nominated Gunnar Hirsti for re-election to the board of directors and urges you to vote for his re-election.

     Please sign, date and return the enclosed proxy card promptly. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          Bill J. Lam
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 [HORIZON LOGO]

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1999

              ---------------------------------------------------

DATE:         Thursday, May 6, 1999

TIME:         10:00 a.m. Central Time

PLACE:        Board Room, Horizon Offshore, Inc.,
              2500 CityWest Boulevard, Suite 2200,
              Houston, Texas

PURPOSE:        o   To elect a director; and

                o To transact such other business as may properly come before the meeting.

RECORD DATE:  Close of business on March 29, 1999.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                          By Order of the Board of Directors

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 15, 1999

                             HORIZON OFFSHORE, INC.
                            2500 CITYWEST BOULEVARD
                                   SUITE 2200
                              HOUSTON, TEXAS 77042

                                 APRIL 15, 1999

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     WE WILL BEGIN MAILING THIS PROXY STATEMENT TO OUR STOCKHOLDERS ON OR ABOUT APRIL 15, 1999.

     We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 1999 annual meeting of stockholders to be held on Thursday, May 6, 1999 at 10:00 a.m. Central Time in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas.

     WHO CAN VOTE

     If you held any of our common stock at the close of business on March 29, 1999 then you will be entitled to notice of and to vote at our 1999 annual meeting. On that date, we had outstanding 18,667,680 shares of our common stock.

     QUORUM

     The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. We will count shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting. The director will be elected by a plurality of the shares voted. All other matters are generally decided by majority vote of the common stock present at the meeting, except as otherwise provided by statute, our certificate of incorporation and our bylaws.

     Abstentions and broker non-votes will have no effect on the election of directors. An abstention as to all other matters will have the effect of a vote against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

     HOW YOUR PROXY WILL BE VOTED

     The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     GRANTING YOUR PROXY

     If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominee.

     We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The person named in the enclosed proxy intends to vote in accordance with his judgment on any matters that may properly come before the meeting.

     REVOKING YOUR PROXY

     If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

     PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 1999 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Some of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

     STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it IN WRITING to David W. Sharp, Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 by December 16, 1999.

     If you want to present a proposal at next year's annual meeting but do not wish to have it included in our proxy statement, you must submit it IN WRITING to David W. Sharp, at the above address, by March 6, 2000 in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact David W. Sharp. If you fail to comply with our bylaw procedures and deadline, we may preclude presentation of the matter at the next annual meeting.

                             ELECTION OF A DIRECTOR

GENERAL

     Our board of directors has fixed the number of directors at five. Our certificate of incorporation divides our board of directors into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The term of Mr. Hirsti will expire at the 1999 annual meeting.

     Our board has nominated Mr. Hirsti for an additional three-year term. The person named in the enclosed form of proxy intends to vote your proxy for the re-election of Mr. Hirsti, unless you direct him to vote otherwise. If Mr. Hirsti should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by our board of directors.

     Our board of directors has nominated and urges you to vote FOR the re-election of Mr. Hirsti.

     The following table provides you with certain information, as of March 31, 1999, about Mr. Hirsti and each of the other directors:

                                                             PRINCIPAL OCCUPATION                              NOMINATED
                                                             AND DIRECTORSHIPS IN                  DIRECTOR    FOR TERM
                NAME                    AGE               OTHER PUBLIC CORPORATIONS                 SINCE      EXPIRING
-------------------------------------   ---   --------------------------------------------------   --------    ---------
NOMINEE:
Gunnar Hirsti........................   44    Mr. Hirsti has served as the Chief Executive            1997        2002
                                              Officer of Det Sondenfjelds-Norske Damp-
                                              skibsselskab ASA since July 1995. From 1990 to
                                              July 1995, Mr. Hirsti was marketing director,
                                              general manager and managing director of Stena
                                              Offshore AS. Mr. Hirsti joined Stena Offshore AS
                                              when Seatec Offshore AS, a company founded and
                                              owned by Mr. Hirsti and four partners, was
                                              acquired by Stena Offshore AS in 1990.
CONTINUING DIRECTORS:
Jonathan D. Pollock..................   35    Mr. Pollock has served as the Chairman of our           1997        2001
                                              board of directors since our inception. Mr.
                                              Pollock is a portfolio manager of Elliott As-
                                              sociates, L.P., a private investment firm and one
                                              of our principal stockholders. Mr. Pollock is
                                              responsible for the oil and gas investments of
                                              Elliott Associates, L.P. and has been associated
                                              with Elliott Associates, L.P. since 1989. He is
                                              also portfolio manager and manager for the London
                                              office of Stonington Management Corporation. Mr.
                                              Pollock is a director of Tatham Offshore, Inc.
                                              ("Tatham Offshore"), an independent oil and gas
                                              company, and of Grant Geophysical, Inc., a seismic
                                              data acquisition company. Mr. Pollock is chairman
                                              of the board of Prime Natural Resources, Inc., an
                                              oil exploration company, and of Odyssea Marine,
                                              Inc., a diversified marine services and
                                              independent power producer.

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                             PRINCIPAL OCCUPATION                              NOMINATED
                                                             AND DIRECTORSHIPS IN                  DIRECTOR    FOR TERM
                NAME                    AGE               OTHER PUBLIC CORPORATIONS                 SINCE      EXPIRING
-------------------------------------   ---   --------------------------------------------------   --------    ---------
Bill J. Lam..........................   32    Mr. Lam has served as our President and Chief           1997        2001
                                              Executive Officer since December 1997. From July
                                              1997 to November 1997 Mr. Lam was our Vice
                                              President--Operations. Prior to being employed by
                                              us, Mr. Lam held various supervisory positions for
                                              the following providers of marine construction
                                              services to the offshore oil and gas industry:
                                              Lowe Offshore, Inc. (from January 1997 to July
                                              1997), J. Ray McDermott, S.A. (from January 1995
                                              to January 1997) and OPI International, Inc. (from
                                              August 1990 to January 1995).

James Devine.........................   40    Mr. Devine has been a commercial consultant to the      1998        2000
                                              oil and gas industry since 1996. From 1994 to
                                              1996, Mr. Devine has served as corporate vice
                                              president and general counsel of Coflexip S.A.
                                              From 1989 to 1994, Mr. Devine served as a director
                                              and general counsel of Stena Offshore N.V.

Edward L. Moses, Jr..................   62    Mr. Moses has served as a consultant to our             1998        2000
                                              executive management since January 1998. Mr. Moses
                                              is also the president and chief executive officer
                                              and a director of Prime Natural Resources, Inc.
                                              Mr. Moses served as senior vice
                                              president--engineering and production of DeepTech
                                              International Inc. from 1992 until January 1998
                                              and managing director of Deepwater Systems from
                                              August 1993 until January 1998. From 1991 to 1992,
                                              he served as senior vice president of Tatham
                                              Offshore.

                            ------------------------

     Our board of directors has primary responsibility for our management and affairs. During 1998, our board of directors held five meetings. Each director attended 75% or more of the aggregate number of meetings held during 1998 of the board of directors and committees of which he was a member.

     To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

                                                                               NUMBER OF
                                                                             MEETINGS HELD
AUDIT COMMITTEE MEMBERS:             FUNCTIONS OF THE COMMITTEE:                IN 1998
------------------------             ---------------------------             --------------
Gunnar Hirsti                    o   Reviews our financial                          1
James Devine                         statements and annual audit
Jonathan D. Pollock              o   Exercises general oversight of
                                     the integrity and reliability of our
                                     accounting and financial
                                     reporting practices and the
                                     effectiveness of our system of
                                     internal special controls
                                 o   Meets with the Company's
                                     independent auditors to review their
                                     reported results and assessment
                                     of internal controls

                                                                                NUMBER OF
                                                                              MEETINGS HELD
COMPENSATION COMMITTEE MEMBERS:            FUNCTIONS OF THE COMMITTEE:           IN 1998
-------------------------------            ---------------------------        --------------
James Devine                           o   Analyzes, reviews and makes              2
Edward L. Moses, Jr.                       recommendations to our board
Jonathan D. Pollock                        concerning compensation
                                           programs
                                       o   Administers our stock incentive
                                           plan

DIRECTOR COMPENSATION

     Each member of our board of directors who is not an employee of our company receives an annual fee of $12,000. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings.

     Upon completion of the initial public offering of our common stock in April 1998, we granted each non-employee director an option to purchase 5,000 shares of our common stock at an exercise price of $13.00 per share. Each person who becomes a non-employee director in the future will also receive an option to buy 5,000 shares at an exercise price equal to the fair market value of our common stock on the date such person becomes a director.

     In addition, in each year during which our stock incentive plan is in effect and a sufficient number of shares are available under the plan, on the day following each annual meeting of stockholders, each non-employee director will receive an option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. Each stock option will become fully exercisable on the first anniversary of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened.

     On January 1, 1998, we entered into a consulting agreement with Edward L. Moses, Jr. for a two-year period ending December 31, 1999. We granted Mr. Moses an option under the consulting agreement to purchase 50,000 shares of our common stock at the initial offering price of $13.00 per share. The consulting contract contains an agreement of Mr. Moses to refrain from using or disclosing confidential information during the term of the contract or after the termination of the contract.

                                STOCK OWNERSHIP

     The following table provides you with information, as of March 31, 1999, regarding beneficial ownership of our common stock of (1) each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, (2) each of our directors, (3) each of our executive officers, and
(4) all of our directors and executive officers as a group. Unless otherwise indicated, the shares are held with sole voting and investment power.

                                                      NO. OF SHARES
                                                        ACQUIRABLE      PERCENT
                                          NO. OF         THROUGH          OF
NAME OF BENEFICIAL OWNER                SHARES(1)     STOCK OPTIONS      CLASS
-------------------------------------  ------------   --------------    -------
Elliott Associates, L.P.(2)..........     4,812,500         --            25.8%
Westgate International, L.P.(3)......     4,812,500         --            25.8%
Det Sondenfjelds-Norske
  Dampskibsselskab ASA(4)............     4,125,000         --            22.1%
Jonathan D. Pollock(5)...............     9,625,000        5,000          51.6%
Bill J. Lam(6).......................       309,760        3,333           1.7%
David W. Sharp(6)....................       265,540        3,333           1.4%
James K. Cole(6).....................       177,100        3,333           1.0%
James Devine.........................       326,480        5,000           1.8%
Gunnar Hirsti(7).....................     4,125,000        5,000          22.1%
Edward L. Moses, Jr. ................         --          17,500            *
All executive officers and directors
  as a group (7 persons).............    13,970,440       42,500          74.8%

------------
 *  Less than 1%

(1) Excludes shares subject to options that will be exercisable within 60 days, which shares are set forth separately in the next column.

(2) The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019. Elliott Associates, L.P. beneficially owns such shares indirectly through one of its subsidiaries. Includes 429,220 shares owned by our executive officers and four of our key employees as to which Elliott Associates, L.P. has voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. See "Certain Transactions."

(3) The address of Westgate International, L.P. is c/o Midland Bank & Trust (Cayman), Post Office 1109, Georgetown, Grand Cayman, British West Indies. Westgate International, L.P. beneficially owns such shares indirectly through one of its subsidiaries. Includes 429,220 shares owned by our executive officers and four of our key employees as to which Westgate International, L.P. has voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. See "Certain Transactions." Westgate International, L.P. and Elliott Associates, L.P. (the "Principal Stockholders") are under common management.

(4) The address of Det Sondenfjelds-Norske Dampskibsselskab ASA is Radhausgt 23, Post Office Box 752, Sentrum 0106 Oslo, Norway.

(5) Consists of 8,766,560 shares owned by the Principal Stockholders and 858,440 owned by our executive officers and four of our key employees as to which the Principal Stockholders have voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. Mr. Pollock is employed by a corporation which is under common management with the Principal Stockholders. Mr. Pollock disclaims beneficial ownership of the shares owned by the Principal Stockholders and our executive officers. See "Certain Transactions."

(6) Voting power for these shares is held by the Principal Stockholders as described in Notes (2) and (3) above.

(7) Consists of 4,125,000 shares owned by Det Sondenfjelds-Norske
    Dampskibsselskab ASA.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

     The following table provides you with information about the compensation we paid to our Chief Executive Officer and to each of our other executive officers for services rendered during the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                            ANNUAL COMPENSATION               ------------
                                                  ----------------------------------------     SECURITIES
              NAME AND                                                      OTHER ANNUAL       UNDERLYING      ALL OTHER
         PRINCIPAL POSITION              YEAR       SALARY     BONUS(1)    COMPENSATION(2)      OPTIONS       COMPENSATION
-------------------------------------  ---------  ----------  ----------   ---------------    ------------    ------------
Bill J. Lam..........................     1998    $  202,928  $  105,000           --            20,000          $ 3,015(3)
  President and Chief
  Executive Officer
David W. Sharp.......................     1998    $  176,760  $   75,000           --            20,000            --
  Executive Vice President
  and Chief Financial Officer
James K. Cole........................     1998    $  143,003  $   61,912           --            20,000          $ 5,963(3)
  Senior Vice President

------------
(1) This column reflects annual incentive bonuses and special bonuses for extraordinary services. Special bonuses were paid in the following amounts:
    Bill J. Lam, $75,000; David W. Sharp, $50,000; and James K. Cole, $50,000. For additional information regarding the annual and special bonuses see "Compensation Committee Report on Executive Compensation."

(2) Perquisites and other personal benefits paid to each of the executive officers in 1998 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for that year.

(3) Consists of premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary.

STOCK OPTIONS

     The following table shows all stock options that we granted to our executive officers in 1998.

                             OPTION GRANTS IN 1998

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                                                                 ASSUMED ANNUAL RATES
                                           NUMBER OF     % OF TOTAL                                 OF STOCK PRICE
                                           SECURITIES     OPTIONS      EXERCISE                      APPRECIATION
                                           UNDERLYING    GRANTED TO     PRICE                     FOR OPTION TERM(2)
                                            OPTIONS      EMPLOYEES       (PER      EXPIRATION   ----------------------
                  NAME                     GRANTED(1)     IN 1998       SHARE)        DATE          5%         10%
----------------------------------------   ----------    ----------    --------    ----------   ----------  ----------
Bill J. Lam.............................     20,000        2.9%         $ 13.00      3/30/08    $  163,513  $  414,373
David W. Sharp..........................     20,000        2.9%         $ 13.00      3/30/08    $  163,513  $  414,373
James K. Cole...........................     20,000        2.9%         $ 13.00      3/30/08    $  163,513  $  414,373

------------
(1) Half of the options become exercisable in three equal annual increments, beginning on April 1, 1999. The remaining options will become exercisable if the average of the closing sales price of a share of our common stock for 60 consecutive trading days exceeds $19.50, and, if not otherwise exercisable, on April 1, 2003.

(2) We calculated the appreciation over the term of the options, beginning with the fair market value on the date of grant of the options, which was $13.00

     The following table shows all outstanding stock options held by each of our executive officers as of December 31, 1998. As of that date, none of the stock options were in-the-money. None of our executive officers exercised stock options in 1998.

                          OPTIONS AT DECEMBER 31, 1998

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED
                                           STOCK OPTIONS AT YEAR END
                                           -------------------------
                                           EXERCISABLE/UNEXERCISABLE
                                           -------------------------
Bill J. Lam.............................            0/20,000
David W. Sharp..........................            0/20,000
James K. Cole...........................            0/20,000

EXECUTIVE EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with all of our current executive officers. All such contracts also contain agreements of each of the executive officers to refrain from using or disclosing confidential information, and to refrain from competing with us in specified geographic areas during the officer's employment and for one year after the termination of such officer's employment.

     The term of the employment agreements for each of Messrs. Lam, Sharp and Cole is from January 1, 1998 until April 1, 2001. The agreements provide for annual base salaries of $200,000, $175,000 and $143,000, respectively. We may terminate each of the executive officer's employment at any time for cause or for breach of the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, Messrs. Devine, Moses and Pollock served on the compensation committee. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 1998, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL

     The compensation committee was established in January 1998 in connection with our initial public offering. Our board of directors granted the compensation committee the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our Stock Incentive Plan. The current members of the compensation committee are James Devine, Edward L. Moses, Jr. and Jonathan D. Pollock. None of the members of the committee is a former or current officer or employee of our company.

     The compensation committee has structured its executive compensation policies to:

      o Emphasize performance-based compensation that balances rewards for short-term and long-term results;

      o Provide a competitive level of compensation that will assist us in attracting and retaining qualified executives; and

      o   Link executive compensation to the interests of our stockholders.

     During 1998, our executive compensation program was comprised of salaries, annual and special cash incentive bonuses and long-term incentives in the form of stock options.

     SALARY

     We entered into employment agreements with each of our executive officers prior to our initial public offering. The terms of such agreements were the result of arms-length negotiations between us and each executive officer. The agreements establish the base salary for each officer during the term of the agreement. You can find further information regarding the employment agreements of the executive officers under "Executive Employment Agreements," above. We based the salaries in part on compensation levels necessary to attract and retain these executive officers and overall competitive and market conditions. We will review the salaries for the executives annually and, if appropriate, adjust based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

     BONUSES

     We pay annual cash incentive bonuses to our executives in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals. We paid 1998 bonuses based on achievement of our short-term financial and operational goals. In addition, we elected to pay special bonuses to each of our executive officers in recognition of their key roles and extraordinary efforts required to complete our initial public offering.

     STOCK-BASED INCENTIVE COMPENSATION

     We provide long-term incentives to our executives in the form of stock options under our Stock Incentive Plan. The purpose of our stock incentive program is to align the executive officers' interest with that of our stockholders by focusing on intermediate and long-term results. In 1998, we sought to accomplish these objectives by granting 20,000 stock options to each of our executives.

     POSITION REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of our executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deductibility cap in 1998, the committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

     COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     We paid Mr. Lam a salary of $202,928 in 1998. We also paid Mr. Lam an annual incentive bonus of $30,000, based on the achievement of our short-term financial and operational strategic goals, and a special bonus of $75,000 in recognition of his extraordinary services relating to our initial public offering.

     During 1998, Mr. Lam received grants of stock options for 20,000 shares of common stock as discussed above. Mr. Lam's stock options were granted on the same terms as those granted to the other executive officers as described in this proxy statement.

                           THE COMPENSATION COMMITTEE

        JONATHAN D. POLLOCK        EDWARD L. MOSES, JR.       JAMES DEVINE

PERFORMANCE GRAPH

     The graph and corresponding table below compares the total stockholder return on our common stock since our initial public offering on April 1, 1998 until December 31, 1998 with the total return on the S&P 500 Index and our Peer Group Index for the same period. Our Peer Group consists of Global Industries, Ltd., Stolt Comex Seaway S.A., Transcoastal Marine Services, Inc., Cal Dive International, Inc. and Coflexip Stena Offshore Group, S.A. The information in the graph is based on the assumption of a $100 investment on April 1, 1998 at the initial public offering price of $13 per share and assumes the reinvestment of dividends.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                TOTAL STOCKHOLDER RETURN
                                           ----------------------------------
INDEX                                      APRIL 1, 1998    DECEMBER 31, 1998
----------------------------------------   -------------    -----------------
Horizon Offshore, Inc...................      $ 100.0            $ 42.31
Peer Group Index........................      $ 100.0            $ 41.32
S & P 500 Index.........................      $ 100.0            $110.91

                              CERTAIN TRANSACTIONS

     Through December 31, 1996, Elliott Associates, L.P. and Westgate International, L.P. (the "Principal Stockholders") made advances to us to fund our working capital requirements and asset acquisitions in the aggregate amount of approximately $36.7 million, including accrued interest. In 1997, we were recapitalized in a series of transactions. The Principal Stockholders contributed $21 million of the principal outstanding indebtedness and accrued interest owed by us as additional capital. Subsequently, in April 1997, we issued 10% subordinated notes due March 31, 2003 to the Principal Stockholders to evidence our remaining indebtedness and provide for future revolving credit loans from the Principal Stockholders in an amount not to exceed $24 million. In April 1998, we repaid our $23.8 million indebtedness under the subordinated notes with proceeds from our initial public offering.

     On July 31, 1998, our board of directors approved the repurchase of up to $10 million of our outstanding common stock. During 1998, we repurchased a total of 1,155,000 shares of common stock. The shares were purchased from time to time in the open market and in privately negotiated transactions. We borrowed $7.6 million under a promissory note due March 31, 2003 from a wholly-owned subsidiary of Elliott Associates, L.P. to fund the repurchases. We repaid the $7.6 million outstanding balance and paid $0.1 million in interest and canceled the promissory note in December 1998.

     Effective as of September 30, 1997, we entered into a services agreement with Odyssea Marine, Inc. ("Odyssea"), an entity wholly-owned by the Principal Stockholders, to provide administrative and support services, including certain administrative, accounting, financial, tax and other services. We were reimbursed by Odyssea for all direct costs and an allocable portion of our general and administrative costs plus a margin of 5% incurred in providing these services. The services agreement terminated on September 30, 1998. During 1998, we billed Odyssea $12,000 for reimbursement of our general and administrative expenses.

     On August 18, 1998 we entered into a master services agreement with Odyssea to charter certain marine vessels from Odyssea. During the 1998 fiscal year, Odyssea billed us $6.8 million and we paid Odyssea $5.7 million for services rendered under the agreement. As of December 31, 1998 we owed Odyssea $1.1 million.

     On August 28, 1998 we entered into an agreement with Prime Natural Resources, Inc. ("Prime"), an entity that is 78% owned by the Principal Stockholders, to perform marine construction work. Prime awarded the contract to us on the basis of a competitive bid process. We billed Prime $1.6 million for services rendered under the agreement during 1998. As of December 31, 1998, we had an outstanding receivable balance of $1.3 million.

     In 1997, Elliott Associates, L.P. issued two letters of credit and provided two guarantees in favor of a former customer in the Middle East and the seller of the Phoenix Horizon, as required by a settlement agreement among them and our company. The letters of credit and guarantees secure our obligations under the settlement agreement. During 1998, Den norske Bank issued two letters of credit on behalf of our company to secure any obligation paid by Elliott Associates, L.P. under their letters of credit.

     In connection with our credit facility with Den norske Bank, which originally provided for up to $30 million in borrowings, Elliott Associates, L.P. entered into a support agreement with Den norske Bank whereby Elliott Associates, L.P. agreed, among other things, to purchase from Den norske Bank all amounts of principal, interest, fees, expenses and costs owed by us under the credit facility. Following our initial public offering in April 1998, the credit facility with Den norske Bank was amended and restated to provide for up to $50 million in borrowings, and the support agreement between Elliott Associates, L.P. and Den norske Bank was terminated.

     On December 4, 1997, we entered into a strategic alliance with Det Sondenfjelds-Norske Dampskibsselskab ASA ("DSND"), pursuant to which, among other things, DSND agreed to sell us the DSND Stephaniturm, a diving support vessel. On April 15, 1998, we acquired the vessel from DSND for $18.3 million with a portion of the proceeds of our initial public offering. We have chartered the vessel to DSND until December 31, 1999. In 1998, our Company recognized $4.9 million in revenues related to this charter. We had an outstanding receivable balance of $1.5 million from DSND as of December 31, 1998.

     We have entered into a stockholders' agreement with DSND and a registration rights agreement with the Principal Stockholders pursuant to which DSND and each of the Principal Stockholders have, independently, limited rights to require us to register under the Securities Act of 1933 shares of our common stock owned by each of them. DSND and each of the Principal Stockholders are entitled to three demand registrations. If either of the Principal Stockholders makes such a demand, the other is entitled to include its shares in such registration. If we propose to register any shares of our common stock under the Securities Act in connection with a public offering, DSND and each of the Principal Stockholders may require us to include all or a portion of the shares of common stock held by them.

     In December 1997, the Principal Stockholders sold an aggregate of 752,400 shares of our common stock to Messrs. Lam, Sharp and Cole for $2.2 million, the same price paid by DSND. The Principal Stockholders advanced the funds necessary to purchase the shares of common stock to Messrs. Lam, Sharp and Cole by promissory notes bearing interest at 9.0% per annum and maturing on June 30, 2001. The Principal Stockholders also sold 106,040 shares of our common stock on the same terms to four of our other key employees. The shares purchased were pledged to the Principal Stockholders to secure the executive officers' and key employees' obligations under the promissory notes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. During 1998, all such forms were timely filed.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Our consolidated financial statements for the year ended December 31, 1998, were audited by the firm of Arthur Andersen LLP. Our board of directors has approved the retention of Arthur Andersen LLP for the fiscal year ending December 31, 1999. We expect that representatives of Arthur Andersen LLP will be present at our 1999 annual meeting, and they will have the opportunity to make any statement if they desire to do so. They will also be available to respond to appropriate questions from you.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 15, 1999

                            HORIZON OFFSHORE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 6, 1999

     The undersigned hereby appoints David W. Sharp proxy for the undersigned, with full power of substitution, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Horizon Offshore, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 6, 1999, and any adjournments thereof.

                           (PLEASE SEE REVERSE SIDE)

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PLEASE MARK  [X]
YOUR VOTE AS
INDICATED IN
THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED BELOW.

1. Election of a Director

FOR the election of Gunnar Hirsti  WITHHOLD AUTHORITY to vote for the election
 as a director of the Company      of Gunnar Hirsti as a director of the Company

           [  ]                                        [  ]

2. In his discretion, to vote upon such other business as may properly come before the annual meeting and any adjournment thereof

Please specify your choices by marking the appropriate boxes above. If no specific directions are given, this proxy will be voted FOR the nominee listed above. The individual designated above will vote in his discretion on any other matter that may properly come before the meeting.

Dated ____________________________________________, 1999

________________________________________________________
               Signature of Shareholder

________________________________________________________
              Signature if held jointly

Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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